                                                                   EXHIBIT 21.1

                            List of Subsidiaries of
                        j2 Global Communications, Inc.
 Name                      State of Incorporation    DBAs
 ----                      ----------------------    ----
 eFax.com                  Delaware                  Fax4Free.com
 SureTalk.com, Inc.        Delaware                  Protofax
 ProtoDyne, Inc.           California
 Documagix, Inc.           California
 JFAX.DE, Inc.             Delaware
 j2 Latin America, Inc.    Delaware


                                      1